Exhibit 10.2

CAMBRIDGE SCIENCE CENTER AND 245 FIRST STREET

CAMBRIDGE, MASSACHUSETTS

OFFICE LEASE AGREEMENT

BETWEEN

MA-RIVERVIEW/245 FIRST STREET, L.L.C. a Delaware limited liability company

(“LANDLORD”)

AND

AKEBIA THERAPEUTICS, INC., a Delaware corporation

(“TENANT”)

Exhibit 10.5

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made and entered into as of December 3, 2013, by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C. a Delaware limited liability company (“Landlord”), and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit C-1 (Space Plans), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit G (Notice of Lease) and Exhibit H (Form of Letter of Credit).

1.	Basic Lease Information.

1.01	“Buildings” shall mean those buildings located at 245 First Street, Cambridge, Massachusetts 02142, and commonly known as Cambridge Science Center and 245 First Street comprised of two buildings, the first being the science building (the “Science Building”) and the second being the office building (the “Office Building”). “Rentable Square Footage of the Buildings” is deemed to be 297,631 square feet. “Rentable Square Footage of the Science Building” is deemed to be 132,928 square feet, and “Rentable Square Footage of the Office Building” is deemed to be 164,703 square feet.

1.02	“Premises” shall mean the area shown on Exhibit A to this Lease. The Premises is located on the 11th floor of the Office Building and known as suite 1100. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 6,837 square feet of office space on a portion of the 11th floor of the Office Building. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Buildings, the Rentable Square Footage of the Science Building, the Rentable Square Footage of the Office Building and the Rentable Square Footage of the Premises are correct.

1.03	“Base Rent”:

Months of Term	Annual Rate Per Square Foot	Monthly Base Rent
Commencement Date - Last day of 12th full calendar month of the Term	$55.00	$31,336.25
First day of 13th full calendar month of the Term - Last day of 24th full calendar month of the Term	$56.00	$31,906.00
First day of 25th full calendar month of the Term - Termination Date	$57.00	$32,475.75

Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in Default (as defined in Section 18) under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $31,336.25 (the “Abated Base Rent”) for the 1st full calendar month of the Term (as defined in Section 1.06) (the “Base Rent Abatement Period”). If Tenant Defaults at any time during the initial Term and fails to cure such Default within any applicable cure period under the Lease, then all unamortized Abated Base Rent (i.e. based upon the amortization of the Abated Base Rent in equal monthly amounts, without interest, during the initial Term) shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a Default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

1.04	Tenant’s Pro Rata Share:

(a)	“Tenant’s Building Pro Rata Share” shall mean 4.1511% with respect to the Premises.

(b)	“Tenant’s Common Area Pro Rata Share” shall mean 2.2971% with respect to the Premises.

1.05	“Base Year” for Taxes (defined in Exhibit B): calendar year 2014; “Base Year” for Expenses (defined in Exhibit B): calendar year 2014; “Base Year” for Common Area Expenses (defined in Exhibit B): calendar year 2014.

1.06	“Term”: The period commencing on the Commencement Date (defined below) and, unless terminated earlier in accordance with this Lease, ending on the last day of the 36th full calendar month following the Commencement Date (the “Termination Date”). The “Commencement Date” shall mean the date on which the Premises are delivered to Tenant with the Landlord Work (defined in Section 1.14) Substantially Complete (defined in Section 3), free of all tenants and other occupants, and free of liens or encumbrances. The parties anticipate that the Premises shall be delivered to Tenant with the Landlord Work Substantially Complete on or about December 26, 2013 (the “Target Commencement Date”). In addition, if Tenant is entitled to register or record a notice or memorandum of this Lease pursuant to the terms in Section 1.16, Landlord and Tenant shall also execute and Tenant may register or record, as appropriate, at Tenant’s cost and expense, a Notice of Lease in the form attached as Exhibit G.

1.07	Allowance: None.

1.08	“Security Deposit”: $125,345.00, as more fully described in Section 6.

1.09	“Guarantor(s)”: As of the date of this Lease there are no Guarantors.

1.10	“Broker(s)”: Richards Barry Joyce & Partners (“Tenant’s Broker”), which represented Tenant in connection with this transaction, and Richards Barry Joyce & Partners (“Landlord’s Broker”), which represented Landlord in connection with this transaction. Landlord and Tenant hereby specifically acknowledge and agree that the same broker is representing both Tenant and Landlord.

1.11	“Permitted Use”: General office use.

1.12	“Notice Address(es)”:

Landlord:	Tenant:

MA-Riverview/245 First Street, L.L.C. c/o Equity Office 125 Summer Street, 17th Floor Boston, Massachusetts 02110 Attention: Property Manager	Prior to the Commencement Date: Akebia Therapeutics, Inc. 9987 Carver Road Suite 420 Cincinnati, Ohio 45242

With copies of any notices to Landlord shall be sent to:	From and after the Commencement Date:

Equity Office Two North Riverside Plaza Suite 2100 Chicago, Illinois 60606 Attn: Managing Counsel - Boston Region	Akebia Therapeutics, Inc. 245 First Street Suite 1100 Cambridge, Massachusetts 02142

and

Equity Office Two North Riverside Plaza Suite 2100 Chicago, Illinois 60606 Attn: Lease Administration

1.13	“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays.

1.14	“Landlord Work” means the work that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease as Exhibit C.

1.15	“Property” means the Buildings and the parcel(s) of land on which they are located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Office Building or Buildings and the parcel(s) of land on which they are located.

1.16	Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant’s cost and expense (and in a form reasonably satisfactory to Landlord), if the initial term of this Lease or the initial term plus renewal terms granted exceed, in the aggregate, 7 years. If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord’s request therefor within 10 days.

1.17	“Letter of Credit” is as described in Section 4 of Exhibit F attached hereto.

2.	Lease Grant.

Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Tenant has the non-exclusive right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3.	Adjustment of Commencement Date; Possession.

3.01. The Landlord Work shall be deemed to be “Substantially Complete” on the later of (i) the date that all Landlord Work has been performed in a good and workmanlike manner, other than any minor details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises; and (ii) the date that Landlord receives from the appropriate governmental authorities, with respect to the Landlord Work performed by Landlord or its contractors in the Premises, all approvals necessary for the occupancy of the Premises for the Permitted Use (or would have received such approvals absent any Tenant Delays). If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or Tenant’s specification of any materials or equipment with long lead times (each a “Tenant Delay”), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay. Landlord shall use reasonable efforts to notify Tenant, orally or in writing, if any choice specified by Tenant of materials or equipment is a long lead item which may cause a Tenant Delay. If Landlord determines that Landlord will be unable to deliver the Premises in the condition required under Section 1.06 hereof by the Target Commencement Date, then Landlord shall use its reasonable efforts to provide Tenant with notice (orally or in writing) at least 2 weeks prior to the Target Commencement Date of the same and include in such notice Landlord’s projected delivery date. Notwithstanding anything to the contrary in Section 1.06 above, Landlord’s failure to Substantially Complete the Landlord Work by the Target Commencement Date (described in Section 1.06) shall not be a default by Landlord or otherwise render Landlord liable for damages except to the extent provided in Section 3.03 hereof. Promptly after the determination of the Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as Exhibit D (the “Commencement Letter”). Tenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within 30 days after the date of Tenant’s receipt or deemed receipt of the Commencement Letter shall be deemed an approval by Tenant of the statements contained therein.

3.02. Subject to Landlord’s obligation to perform Landlord Work in the manner described in Section 3.01 hereof, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises in the condition and as provided in Section 3.01, Tenant agrees that the Premises are in good order and satisfactory condition. Tenant’s acceptance of the Premises shall be subject to Landlord’s obligation to correct any of the Landlord Work not performed as required hereunder, which is as set forth on a construction punch list prepared by Landlord and Tenant in accordance with the following terms. Within 15 days after Landlord has provided Tenant with notice (which may be oral or by email) that the Landlord Work is Substantially Complete, Landlord and Tenant shall together conduct an inspection of the Premises and prepare a “punch list” setting forth any portions of the Landlord Work that are not in conformity with the Landlord Work as required by the terms of this Lease. Notwithstanding the foregoing, at the request of Landlord, such construction punch list shall be mutually prepared by Landlord and Tenant prior to the date on which Tenant first begins to move its furniture, equipment or other personal property into the Premises. Landlord, as part of the Landlord Work, shall use good faith efforts to correct all such items within a reasonable time following the completion of the punch list. Notwithstanding the foregoing, Landlord shall be responsible for latent defects in the Landlord Work of which Tenant notifies Landlord to the extent that the correction of such defects is covered under valid and enforceable warranties given Landlord by contractors or subcontractors performing the Landlord Work. Landlord, at its option, may pursue such claims directly or assign any such warranties to Tenant for enforcement. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Premises before the Commencement Date, Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g. after hours HVAC service), Tenant shall not be required to pay Rent for any entry or possession before the Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. However, notwithstanding the foregoing but subject to the terms of this Section 3.02, Landlord shall use its reasonable efforts to permit Tenant to enter the Premises after written notice from Landlord, at Tenant’s sole risk, at least 15 days prior to the Commencement Date, solely for the purpose of installing equipment, furnishings and other personalty provided that such installations do not interfere with the Landlord Work. The parties agree to cooperate reasonably to coordinate their respective access to and work within the Premises so as to minimize any delay in the performance of the Landlord Work. Landlord may withdraw such permission to enter the Premises prior to the

Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Landlord Work at the earliest possible date, provided that Landlord agrees to act reasonably in making any such determination in light of the mutual obligation of Landlord and Tenant to cooperate reasonably to coordinate their respective work as set forth above.

3.03. If the Commencement Date has not occurred on or before the Target Commencement Date, Tenant shall be entitled to a rent abatement following the Base Rent Abatement Period of $1,030.23 for every day in the period beginning on the Target Commencement Date and ending on the Commencement Date. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays; and (ii) the Target Commencement Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure.

4.	Rent.

4.01. Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”), the parties acknowledging that this Lease expressly provides for the abatement of the Abated Base Rent as provided in Section 1.03 hereof. “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check payable in United States of America currency or by other means acceptable to Landlord. If Tenant does not pay any Rent when due hereunder, Tenant shall pay Landlord an administration fee in the amount of $250.00, provided that Tenant shall be entitled to a grace period of up to 5 Business Days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 10% per annum, and Tenant shall pay Landlord a reasonable fee for any checks returned by Tenant’s bank for any reason. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Except as specifically set forth in this Lease, Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02. Tenant shall pay Tenant’s Building Pro Rata Share of Expenses and Tenant’s Common Area Pro Rata Share of Taxes and Common Area Expenses in accordance with Exhibit B of this Lease.

5.	Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business in the Premises, the use, condition, configuration and occupancy of the Premises and the Buildings’ systems located in or exclusively serving the Premises. However, nothing herein shall require Tenant to comply with Laws or requirements of public authorities which require the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems on a Building-wide basis without reference to the particular use of Tenant or any Alterations performed by or for Tenant (“Building-Wide Laws”). Landlord will, at Landlord’s expense (except to the extent properly included in Expenses), perform all acts required to comply with such Building-Wide Laws as the same affect the Premises and the Building. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. “Base Building” shall include the structural portions of the Buildings, the public restrooms and the Buildings’ mechanical, electrical and plumbing systems and equipment located in the internal core of the Buildings on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall not exceed the standard density limit for the Buildings. Tenant shall comply with the rules and regulations of the Buildings attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9.03).

6.	Security Deposit.

The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other loss or damage resulting from Tenant’s breach under this Lease. If Landlord uses any portion of the Security Deposit, Tenant, within 5 Business Days after receipt or deemed receipt of written demand, shall restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

Within 45 days after the date of this Lease, Tenant shall provide Landlord with an irrevocable letter of credit (the “Letter of Credit”) in the amount of the Security Deposit which shall conform with and be subject to the terms of Section 3 of Exhibit F to this Lease. Notwithstanding anything to the contrary contained herein, promptly upon Landlord’s receipt of the Letter of Credit (within 10 Business Days), Landlord shall return the full amount of the unapplied cash Security Deposit to Tenant.

7.	Building Services.

7.01. Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours, although (i) Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord, and (ii) if Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord; (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 9 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge.

7.02. Electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge payable by Tenant to Landlord. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed the Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load. For purposes hereof, the Building “electrical standard” is 4.5 watts per usable square foot of connected load to the Premises, exclusive of base Building HVAC. As of the date hereof, Landlord’s annual charge for electricity is estimated to be $1.50 per rentable square foot, subject to change from time to time, payable on a monthly basis. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that which Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and, if applicable, for the cost of purchasing and installing the measuring device(s).

7.03. Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.	Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, shall remove any Cable (defined in Section 9.01 below). In addition, Landlord, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at Tenant’s expense, to remove any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, including any Landlord Work, as such term may be defined in the Work Letter attached as Exhibit C, may request in writing that Landlord advise Tenant whether the Alteration, including any Landlord Work, or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables. Notwithstanding the foregoing, the Landlord agrees that, except for any Cable, the improvements identified on the Space Plans (as defined in the Work Letter attached as Exhibit C), as specifically shown thereon as of the date hereof, shall not be deemed Required Removables.

9.	Repairs and Alterations.

9.01. Tenant shall promptly provide Landlord with notice of any conditions in the Premises that are dangerous or in need of maintenance or repair. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in Section 9.03); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant, whether such items are installed by Tenant or are currently existing in the Premises; and (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”). All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 9.03 below. If Tenant fails to make any repairs to the Premises for more than 15 days after written notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within 30 days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs. Notwithstanding the foregoing, if the repair to be performed by Tenant cannot reasonably be completed within 15 days after Landlord’s notice to Tenant, Landlord shall not exercise its right to make such repair on Tenant’s behalf so long as Tenant commences such repair within 5 days after notice from Landlord and is diligently pursuing the same to completion.

9.02. Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Buildings; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Buildings in general; (c) Common Areas; (d) roof of the Buildings; (e) exterior windows of the Buildings; and (f) elevators serving the Buildings. Landlord shall promptly make repairs for which Landlord is responsible.

9.03. Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Buildings; (c) will not affect the Base Building (defined in Section 5); and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if requested by Landlord); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and vertical Cable, as may be described more fully below); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord and the managing agent for the Buildings (or any successor(s)) as additional insureds; and with respect to any Alterations performed by or for the benefit of Tenant the cost of which (when taken in the aggregate) is greater than or equal to $100,000.00, any security for performance in amounts reasonably required by Landlord. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 5% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.	Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Buildings. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. Notwithstanding the foregoing, except in emergencies or to provide Building services, Landlord shall provide Tenant with at least 24 hours’ prior notice of entry into the Premises, which may be given orally to the entity occupying the Premises, and Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises. If, however, Tenant does not make an employee available in the Premises at the time indicated in such notice or at such other time as may be mutually agreed upon by Landlord and Tenant, then (i) if the entry is for the purpose of performing work or providing services which have been requested by Tenant and would not otherwise be performed or provided by Landlord, Landlord shall not enter the Premises (unless Tenant otherwise agrees), but (ii) if the entry is for another purpose permitted by this Section, Landlord may enter the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Except as specifically provided otherwise in this Section 10, entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. If Landlord temporarily closes the Premises as provided above for a period in excess of 3 consecutive Business Days, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Base Rent during the period beginning on the 4th consecutive Business Day of closure and ending on the date on which the Premises are returned to Tenant in a tenantable condition. Tenant, however, shall not be entitled to an abatement if the repairs, alterations and/or additions to be performed are required as a result of the acts or omissions of Tenant, its agents, employees or contractors, including, without limitation, a Default by Tenant in its maintenance and repair obligations under the Lease.

Tenant, at its own expense, may provide its own locks to an area within the Premises (“Secured Area”) containing no more than 5% of the Rentable Area in the Premises. Tenant need not furnish Landlord with a key, but upon the Termination Date or earlier expiration or termination of the Lease or Tenant’s right to possession, Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access. Landlord shall comply with all reasonable security measures pertaining to the Secured Area. If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to Tenant with respect to such entrance by Landlord, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Area.

11.	Assignment and Subletting.

11.01. Except in connection with a Business Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed transferee is a governmental entity or an occupant of the Building or an occupant of any other buildings within the Cambridge Science Center or if the proposed transferee, whether or not an occupant of the Building or an occupant of any other buildings within the Cambridge Science Center, is in discussions with Landlord regarding the leasing of space within the Building or within any other buildings within the same project. If the entity(ies) which directly or indirectly owns or controls 51% or more of the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes as a result of one transaction or one interrelated series of transactions at any time, and such change of ownership or control results in the hiring of all or substantially all new named senior officers of Tenant, then such change of ownership or control shall constitute a Transfer; provided, however, the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System shall not be deemed, in either case, a Transfer. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Business Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.

11.02. Tenant shall provide Landlord with financial statements for the proposed transferee (or, in the case of a change of ownership or control that constitutes a Transfer as provided in Section 11.01 above, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 25% of the Rentable Square Footage of the Premises for more than 50% of the remaining Term (excluding unexercised options) other than an assignment or sublease consented to by Landlord in clause (a) above, recapture the portion of the Premises that Tenant is proposing to Transfer. Notwithstanding the above, Landlord shall not have the right to recapture the Premises (or applicable portion thereof) in the event of a Business Transfer (defined in Section 11.04). If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall pay Landlord a review fee (that shall include any attorneys’ fees) of $1,500.00 for Landlord’s review of any requested Transfer.

11.03. Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess. In determining the excess due Landlord, Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04. Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Business Transfer”): (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least 15 Business Days before such Transfer; and (c) except in the case of an assignment or sublease to an Affiliate, the Credit Requirement (defined below) must be satisfied. Tenant’s notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately preceding the date of the Business Transfer, the financial strength of (i) the entity with which Tenant is to merge or consolidate or (ii) the purchaser of substantially all of the assets of Tenant is not less than that of Tenant, as determined (x) based on credit ratings of such entity and Tenant by both Moody’s and Standard & Poor’s (or by either such agency alone, if applicable ratings by the other agency do not exist), or (y) if such credit ratings do not exist, then in accordance with Moody’s KMV RiskCalc (i.e., the on-line software tool offered by Moody’s for analyzing credit risk) based on CFO-certified financial statements for such entity and Tenant covering their last two fiscal years ending before the Transfer.

11.05. Notwithstanding anything to the contrary contained in this Section 11, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.

12.	Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its subtenants or transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 20 days of written notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant, the cost of which, when taken in the aggregate, is greater than or equal to $100,000.00. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

13.	Indemnity and Waiver of Claims.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees and agents (the “Tenant Related Parties”) or any of Tenant’s transferees, contractors or licensees occurring within the Property. Tenant hereby waives all claims against and releases Landlord and its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Notwithstanding the foregoing, except as provided in Section 15 to the contrary, Tenant shall not be required to waive any claims against Landlord where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties, provided that in no event shall Landlord or any Landlord Related Party be liable to Tenant for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage.

14.	Insurance. Tenant shall maintain the following coverages in the following amounts:

14.01. Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenants operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.

14.02. Property insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant (“Tenant’s Property”), and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

14.03. Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

14.04. Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; and (ii) provide that it shall not be canceled or materially changed without 30 days’ prior notice to Landlord, except that 10 days’ prior notice may be given in the case of nonpayment of premiums. Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party designated by Landlord to Tenant in writing (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least 30 days before any termination or material change to the policies, except that 10 days’ prior notice may be given in the case of nonpayment of premiums. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, redacted copies of the policies of insurance required to be carried under Section 14.01 showing that the Additional Insured Parties are named as additional insureds.

14.05. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 14, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Buildings.

14.06. Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain (collectively, “Landlord’s Insurance”), the premiums of which will be included in Expenses: (1) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000.00; and (2) All Risk Property Insurance or special cause of loss insurance on the Building at replacement cost value as reasonably estimated by Landlord.

15.	Subrogation.

Subject to Section 16, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 15, any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

16.	Casualty Damage.

16.01. If all or any portion of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a “Casualty”), Landlord, with reasonable promptness following the Casualty, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after Tenant’s receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the gross negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged (as determined in the reasonable judgment of Landlord) and there is less than 18 months of the Term remaining on the date of the

Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Buildings or Premises occurs (as determined in the reasonable judgment of Landlord).

16.02. If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed reasonably desirable by Landlord. Notwithstanding Section 15, upon written notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the cost to repair such Leasehold Improvements as reasonably estimated by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs and any of such amounts so paid but not used by Landlord shall be promptly returned to Tenant after completion. Within 30 days of written demand, Tenant shall also pay Landlord for any additional excess costs that are reasonably determined by Landlord during the performance of the repairs to such Leasehold Improvements to exceed Landlord’s original estimate of excess costs. In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17.	Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Buildings or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Buildings. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent, Tenant’s Building Pro Rata Share and Tenant’s Common Area Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Buildings or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds is expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.	Events of Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 5 Business Days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 30 days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; (f) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (g) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Buildings or Property that is associated with Tenant’s lease of the Premises under this Lease. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.	Remedies.

19.01. Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease. Landlord agrees to use reasonable efforts to mitigate damages, provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Section 11.

19.02. In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Buildings are located.

19.03. If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the actual cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.	Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT. IN NO EVENT SHALL TENANT BE LIABLE TO LANDLORD FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF

SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE, EXCEPT AS PROVIDED IN SECTION 22 BELOW. FOR PURPOSES HEREOF, “INTEREST OF LANDLORD IN THE PROPERTY” SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

21.	Relocation.

Landlord, at its expense, at any time before or during the Term, may relocate Tenant from the Premises to space of substantially comparable size and utility (“Relocation Space”) within the Office Building upon 90 days’ prior written notice to Tenant. The Relocation Space shall be built out at Landlord’s sole cost and expense and must contain similar finishes (subject to commercial availability) including lighting fixtures, and approximately the same Rentable Square Footage as the Premises (e.g., not less than 90% of the Rentable Square Footage of the Premises) and the same number of work stations, offices, breakrooms and reception areas as are contained in the Premises as of the date Tenant receives Landlord’s notice of relocation. From and after the date of the relocation, the Base Rent, Tenant’s Building Pro Rata Share and Tenant’s Common Area Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space. Landlord shall pay Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant’s customers and one month’s supply of stationery showing the new address. Landlord shall also reimburse Tenant for the reasonable cost to install and connect Tenant’s Cable in the Relocation Space in the manner such Cable existed in the Premises prior to the relocation.

22.	Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Tenant fails to vacate the Premises within 30 days after Landlord notifies Tenant that Landlord has entered into a lease for the Premises or has received a bona fide offer to lease the Premises and that Landlord will be unable to deliver possession or perform improvements due to Tenant’s holdover, and if Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, then Tenant shall be liable for all damages, including but not limited to consequential damages, that Landlord suffers from the holdover as a result of Landlord’s inability to so deliver possession of the Premises or perform improvements.

23.	Subordination to Mortgages; Estoppel Certificate.

23.01. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, deeds to secure debt, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Buildings or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

23.02. In the event Mortgagee enforces it rights under the Mortgage, Tenant, at Mortgagee’s option, will attorn to Mortgagee or its successor; provided, however, that Mortgagee or its successor shall not be liable for or bound by (i) any payment of any Rent installment which may have been made more than 30 days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but Mortgagee, or such successor, shall be subject to the continuing obligations of landlord under the Lease to the extent arising from and after such succession to the extent of Mortgagee’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord or (iv) any obligation under this Lease to maintain a fitness facility at the Buildings, if any. Tenant, upon the reasonable request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.

24.	Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general building operational matters may be posted in the building mailroom or the general building newsletter or sent via e- mail to the e-mail address provided by Tenant to Landlord for such purpose. In addition, if the Buildings are closed (whether due to emergency, governmental order or any other reason), then any notice address at the Buildings shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.	Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear, damage which Landlord is obligated to repair hereunder and damage due to Casualty (subject to the terms of Section 16) excepted. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within 2 Business Days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

26.	Miscellaneous.

26.01. This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Buildings are located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that the entity(ies) or individual(s) constituting Tenant or Guarantor or which may own or control Tenant or Guarantor or which may be owned or controlled by Tenant or Guarantor are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or any replacement website or other replacement official publication of such list.

26.02. If Landlord retains an attorney or institutes legal proceedings due to Tenant’s failure to pay Rent when due, then Tenant shall be required to pay Additional Rent in an amount equal to the reasonable attorneys’ fees and costs actually incurred by Landlord in connection therewith. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

26.03. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Buildings and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease from and after the date of the transfer.

26.05. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker (described in Section 1.10) as a broker, agent or finder in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Lease. Equity Office Properties Management Corp., or such other entity affiliated with Equity Office Properties Management Corp. that is involved in the negotiation of this Lease (each referred to as “EOPMC”), represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. Landlord agrees to pay a brokerage commission to Tenant’s Broker and Landlord’s Broker in accordance with the terms of separate commission agreements entered into or to be entered into between Landlord and Tenant’s Broker, and Landlord and Landlord’s Broker, respectively, provided that in no event shall Landlord be obligated to pay a commission to Tenant’s Broker or Landlord’s Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease except as may be specifically provided otherwise in such agreement or future agreement between Landlord and Tenant’s Broker, and Landlord and Landlord’s Broker, respectively.

26.06. Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07. Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Buildings.

26.08. This Lease does not grant any rights to light or air over or about the Buildings. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Landlord reserves the right to make changes to the Property, Buildings and Common Areas as Landlord deems appropriate, provided the changes do not materially adversely affect Tenant’s ability to use the Premises for the Permitted Use, and Landlord uses reasonable efforts to minimize any material interference with Tenant’s use and occupancy of the Premises for the Permitted Use. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Buildings in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system.

26.09. Submission of this Lease by Landlord is not an offer to enter into this Lease but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Lease until Landlord has executed and delivered the same to Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same, which may not be withdrawn for a period of 30 days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties).

26.10. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

26.11. This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.

Landlord and Tenant have executed this Lease under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company

By:	/s/ John Conley

Name:	John Conley

Title:	Vice President, Asset Managaement

TENANT:

AKEBIA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Jason A. Amello

Name:	Jason A. Amello

Title:	SVP, CFO

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company (“Landlord”), and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Office Building located at 245 First Street, Cambridge, Massachusetts 02142.

C:\Users\Boylem\AppData\Local\Microsoft\Windows\Temporary Internet Files\Content.Outlook\4UYANAM3\Akebia Therapeutics _245 First Street_Exhibits A C-1 doc

A-1

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company (“Landlord”), and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Office Building located at 245 First Street, Cambridge, Massachusetts 02142. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.	Payments.

1.01. Tenant shall pay (i) Tenant’s Building Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”), (ii) Tenant’s Common Area Pro Rata Share of the amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the “Tax Excess”) and (iii) Tenant’s Common Area Pro Rata Share of the amount, if any, by which Common Area Expenses (defined below) for the each calendar during the Term exceed Common Area Expenses for the Base Year (the “Common Area Expense Excess”). If Expenses, Taxes or Common Area Expenses in any calendar year decrease below the amount of Expenses, Taxes or Common Area Expenses for the Base Year, Tenant’s Building Pro Rata Share of Expenses and Tenant’s Common Area Pro Rata Share of Taxes and Common Area Expenses, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess, Tax Excess and Common Area Expense Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Building Pro Rata Share of Landlord’s estimate of the Expense Excess and one-twelfth of Tenant’s Common Area Pro Rata Share of Landlord’s estimate of the Tax Excess and Common Area Expense Excess. If Landlord determines that its good faith estimate of the Expense Excess, the Tax Excess or the Common Area Expense Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate, provided that Landlord shall not provide a revised estimate more than twice per calendar year. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess, the Tax Excess or the Common Area Expense Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

1.02. As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess, the actual Taxes and Tax Excess and the actual Common Area Expenses and Common Area Expense Excess for the prior calendar year. Landlord shall use reasonable efforts to furnish the statement of actual

Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated Expense Excess, the estimated Tax Excess or the estimated Common Area Expense Excess for the prior calendar year is more than the actual Expense Excess, actual Tax Excess and actual Common Area Expense Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess, estimated Tax Excess or estimated Common Area Expense Excess for the prior calendar year is less than the actual Expense Excess, actual Tax Excess or actual Common Area Expense Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses, Taxes or Common Area Expenses, any underpayment for the prior calendar year.

2.	Expenses.

2.01. “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Office Building, including the Common Areas located within the Office Building but excluding the Common Areas located in the Science Building and the shared Common Areas for both the Office Building and the Science Building, and excluding the Common Area Expenses set forth in Section 2.02 below. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and quality of the Office Building. “Expenses” shall include, but not be limited to: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees in an amount equal to 3% of the gross revenues from the Office Building and the Property; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Office Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Office Building and the other buildings or properties; (d) accounting costs for the Office Building; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs attributable to the Office Building; (i) expenses of periodic routine testing to assure that the Premises and surrounding land are free of hazardous materials, agents or substances, and to assure compliance with codes, regulations and Laws; and (j) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (2) replacements or modifications of nonstructural items located in the Base Building or Common Areas located within the Office Building that are required to keep the Base Building or Common Areas located within the Office Building in good condition, or (3) required under any Law that is enacted, or first interpreted to apply to the Property, after the date of the Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease. If Landlord incurs Expenses for the Buildings or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Buildings and Property and the other buildings or properties.

2.02. “Common Area Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing and managing the shared Common Areas of the Buildings and the Property. Landlord agrees to act in commercially reasonable manner in incurring Common Area Expenses, taking into consideration the class and quality of the Common Areas of the Buildings and the Property. Common Area Expenses include, without limitation:(a) security for the shared Common Areas of the Buildings; (b) electricity, gas and other utility costs with respect to the shared Common Areas of the Buildings; (c) repairs to the shared Common Areas of the Buildings; and (d) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Commencement Date which are: (1) intended to effect economies in the operation or maintenance of the Property, reduce current or future Common Area Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (2) replacements or modifications of nonstructural items located in the Base Building or Common Areas of the Buildings that are required to keep the Base Building or Common Areas of the Buildings in good condition, or (3) required under any Law that is enacted, or first interpreted to apply to the Property, after the date of the Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined in Section 2.01 above) or the useful life of the capital improvement as reasonably determined by Landlord. Common Area Expenses shall not include any costs and expenses incurred with respect to the Common Areas located In the Office Building and the Common Areas located in the Science Building.

2.03. Expenses and Common Area Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Buildings, including brokerage commissions; lease concessions, including rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Buildings; fines, interest and penalties incurred due to the late payment of Taxes, Expenses or Common Area Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; ground lease rental; wages, salaries, fees, and fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners of Landlord, except that if such individuals provide services directly related to the operation, maintenance or ownership of the Buildings which, if provided directly by a general manager/property manager or its general support staff, would normally be chargeable as an operating expense of a comparable office Building, then an appropriate pro rata share of the

Labor Costs of such individuals that is reflective of the extent to which such individuals are providing such services to the Building may be included in Expenses; costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property; the cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant; sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; any general administrative expenses, which costs would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, consistently applied; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Buildings under their respective leases.

2.04. If at any time during a calendar year the Office Building is not at least 95% occupied (or a service provided by Landlord to tenants of the Office Building generally is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Office Building is entitled to free rent, rent abatement or the like), Expenses and Common Area Expenses (but not Taxes) shall, at Landlord’s option, be determined as if the Office Building had been 95% occupied (and all services provided by Landlord to tenants of the Office Building generally had been provided by Landlord to all tenants, and no tenant of the Office Building had been entitled to free rent, rent abatement or the like) during that calendar year. If Expenses and Common Area Expenses for a calendar year are determined as provided in the prior sentence, Expenses and Common Area Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses and Common Area Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses and Common Area Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3. “Taxes” shall mean: (a) all real property taxes and other assessments on the Office Building, the Science Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all commercially reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any such costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall be determined without regard to any “green building” credit and shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax or any interest or penalties incurred due to the late payment of Taxes. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Common Area Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Common Area Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord. For the purpose of determining Taxes for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest paid or payable by Landlord) due and payable during such calendar year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Landlord’s election, include either the amount accrued, assessed or otherwise imposed for such calendar year, provided that Landlord’s election shall be applied consistently throughout the Term of the Lease.

4. Audit Rights. Within 60 days after receiving Landlord’s statement of Expenses or Common Area Expenses as applicable (or, with respect to the Base Year Expenses or Base Year Common Area Expenses, within 60 days after receiving Landlord’s initial statement of Expenses or Common Area Expenses for the applicable Base Year, as the case may be) (each such period is referred to as the “Review Notice Period”), Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses and/or Common Area Expenses for the calendar year (or Base Year, as applicable) to which the statement applies, and within 60 days after sending the Review Notice to Landlord (such period is referred to as the “Request for Information Period”), Tenant shall send Landlord a written request identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the “Request for Information”). Within a reasonable time after Landlord’s receipt of a timely Request for Information and executed Audit Confidentiality Agreement (referenced below), Landlord, as determined by Landlord, shall forward to Tenant, or make available for inspection on site at such location deemed reasonably appropriate by Landlord, such records (or copies thereof) for the applicable calendar year (or Base Year, as applicable) that are reasonably necessary for Tenant to conduct its review of the information appropriately identified in the Request for Information. Within 60 days after any particular records are made available to Tenant (such period is referred to as the “Objection Period”), Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses and/or Common Area Expenses for that year which relates to the records that have been made available to Tenant. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses and/or Common Area Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses and/or Common Area Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. If Tenant fails to give Landlord an Objection Notice with respect to any records that have been made available to Tenant prior to expiration of the Objection Period applicable to the records which have been provided to Tenant, Tenant shall be deemed to have approved Landlord’s statement of Expenses and/or Common Area Expenses with respect to the matters reflected in such records and shall be barred from raising any claims regarding the Expenses and/or Common Area Expenses relating to such records for that year. If Tenant fails to provide Landlord with a Review Notice prior to expiration of the Review Notice

Period or fails to provide Landlord with a Request for Information prior to expiration of the Request for Information Period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and/or Common Area Expenses and shall be barred from raising any claims regarding the Expenses and/or Common Area Expenses for that year.

If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, and the fees charged cannot be based in whole or in part on a contingency basis. The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Office Building, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, “Tenant’s Auditors”), and, prior to making any records available to Tenant or Tenant’s Auditors, Landlord may require Tenant and Tenant’s Auditors to each execute a reasonable confidentiality agreement (“Audit Confidentiality Agreement”) in accordance with the foregoing. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses or Common Area Expenses unless Tenant has paid and continues to pay ail Rent when due, subject to any applicable notice, grace and cure periods.

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company (“Landlord”), and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Office Building located at 245 First Street, Cambridge, Massachusetts 02142. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.

1.	Landlord shall perform the improvements to the Premises as shown on the Fit Plan Option 1 space plans prepared by DBA-W Architects, dated October 17, 2013 (the “Space Plans”) attached hereto as Exhibit C-1, the parties hereby intending that the Space Plans are depictions of the parties’ agreement on the basic sketch or sketches of the Premises including the Landlord Work (as defined below) and subject to minor modifications as agreed, and not construction drawings. The improvements to be performed by Landlord as shown on the Space Plans are hereinafter referred to as the “Landlord Work”. It is agreed that construction of the Landlord Work will be completed at Landlord’s sole cost and expense (subject to the terms of Paragraph 2 below) using Building standard methods, materials, and finishes. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Space Plans, related space planning, architectural and engineering drawings (collectively, the “Plans”), or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant’s use, it being agreed that Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment). Tenant and Landlord agree that Landlord is not responsible for and is not performing any alterations, repairs or improvements in the Premises with respect to the telephone and data cabling, infrastructure (e.g., coring the floors, or making structural alterations to the Premises), or any HVAC supplemental cooling, if any, nor shall Landlord be responsible for purchasing or installing furniture or equipment in the Premises.

2.

If Tenant shall request any revisions to the Space Plans or Plans, such revisions shall be subject to approval by Landlord, which approval shall not be unreasonably withheld. If Landlord approves of such revisions to the Space Plans or Plans then, Landlord shall have such revisions prepared at Tenant’s sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Space Plans and/or

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Plans, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Landlord Work, if any, resulting from such revisions to the Space Plans and/or Plans. Tenant, within one Business Day, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any revision to the Space Plans and/or Plans. If such revisions result in an increase in the cost of Landlord Work, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Space Plans and/or Plans shall be subject to the approval of Landlord.

3.	This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT C-1

SPACE PLANS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company (“Landlord”), and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Office Building located at 245 First Street, Cambridge, Massachusetts 02142. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

C:\Users\Boylem\AppData\Local\Microsoft\Windows\Temporary Internet Files\Content Outlook\4UYANAM3\Akebia Therapeutics _245 First Street_Exhibits A C- 1,docC:\Users\Boylem\AppData\Local\Microsoft\Windows\Temporary Internet Files\Content.Outlook\4UYANAM3\Akebia Therapeutics _245 First Street_Exhibits A C- 1 docC:\Users\Boylem\AppData\Local\Microsoft\Windows\Temporary Internet Files\Content.Outlook\4UYANAM3\Akebia Therapeutics _245 First Street_Exhibits A C-1.docC:\Users\Boylem\AppData\Local\Microsoft\Windows\Temporary Internet Files\Content.Outlook\4UYANAM3\Akebia Therapeutics _245 First Street_Exhibits A C- 1 docC:\Users\Boylem\AppData\Local\Microsoft\Windows\Temporary Internet Files\Content.Outlook\4UYANAM3\Akebia Therapeutics _245 First Street_Exhibits A C-1 doc

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EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date

Tenant
Address

Re:	Commencement Letter with respect to that certain Lease dated as of , 2013, by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company, as Landlord, and AKEBIA THERAPEUTICS, INC., a Delaware corporation, as Tenant, for 6,837 rentable square feet on the 11th floor of the Office Building located at 245 First Street, Cambridge, Massachusetts 02142.

Lease Id:

Business Unit Number:

Dear                     :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and acknowledges:

1.	The Commencement Date of the Lease is ;

2.	The Termination Date of the Lease is .

Please acknowledge the foregoing and your acceptance of possession by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

Authorized Signatory

Acknowledged and Accepted:

By:
Name:
Title:
Date:

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EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company (“Landlord”) and AKEBIA THERAPEUTICS, INC., a Delaware corporation (Tenant”), for space in the Office Building located at 245 First Street, Cambridge, Massachusetts 02142. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

The following rules and regulations shall apply, where applicable, to the Premises, the Buildings, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Buildings or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Buildings, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Buildings. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Buildings except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4. Landlord may provide and maintain in the first floor (main lobby) of the Buildings an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Buildings without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6. All contractors, contractor’s representatives and installation technicians performing work in the Buildings shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Buildings or to the Premises. If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s sole discretion.

7. Movement in or out of the Buildings of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld. Tenant shall assume all risk for damage, injury or loss in connection with the activity.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.

9. Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (a) make or permit any improper, objectionable or unpleasant noises or odors in the Buildings, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Buildings, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Buildings or Property that might, in Landlord’s sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Buildings or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Buildings or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Buildings. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Buildings ( “Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Buildings, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Buildings.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17. Bicycles and other vehicles are not permitted inside the Buildings or on the walkways outside the Buildings, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Buildings and Property, their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Buildings or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Buildings or their desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Buildings. Landlord shall have the right to designate the Buildings (including the Premises) as a non-smoking building.

21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Buildings present a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company (“Landlord”), and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Office Building located at 245 First Street, Cambridge, Massachusetts 02142. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.	Parking.

1.01	During the Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of 8 unreserved parking spaces (collectively, the “Spaces”), for the use of Tenant and its employees, in the parking facility owned by Landlord that serves the Buildings (the “Parking Facility”), and if the Parking Facility includes a garage, then such Spaces may be in, or on the roof of, such garage. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the Parking Facility or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of unreserved Spaces set forth above.

1.02	During the initial Term, Tenant shall pay Landlord, as Additional Rent in accordance with Section 4 of the Lease, the sum of $260.00 per month, plus applicable tax thereon, if any, for each unreserved Space leased by Tenant hereunder, as such rate may be adjusted from time-to-time to reflect the then current rate for parking in the Parking Facility.

1.03	Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Parking Facility shall be on an unreserved, first-come, first-served basis.

1.04	Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Facility regardless of whether such loss or theft occurs when the Parking Facility is locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Facility or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

1.05	Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Parking Facility, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

1.06	Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

1.07	Landlord shall have the right to temporarily close the Parking Facility or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Facility.

1.08	Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

1.09	Landlord may elect to provide parking cards or keys to control access to the Parking Facility. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

1.10	Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Parking Facility (“Parking Facility Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Parking Facility Operator and pay the Parking Facility Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Parking Facility Operator unless caused by Landlord’s negligence or willful misconduct. It is understood and agreed that the identity of the Parking Facility Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Parking Facility Operator shall be freely assignable by such Parking Facility Operator or any successors thereto.

1.11	Tenant, at its sole cost and expense, shall comply with the applicable terms and conditions of the City of Cambridge Traffic Ordinance, including, without limitation, the PTDM Ordinance. Tenant shall reasonably cooperate with Landlord as reasonably required for Landlord to fulfill its obligations under the PTDM Ordinance.

2.

Initial Suite Signage and Building Directory. Notwithstanding anything to the contrary contained in Section 3 and Section 4 of Exhibit E (Building Rules and Regulations) of the Lease, Landlord, at Landlord’s cost and expense, shall install, for the Tenant as initially named herein, using the standard graphics for the Building, initial Building standard tenant identification and suite numbers at the entrance to the initial Premises and on the Building directory in the main Building lobby. Thereafter, any additional tenant identification shall be (i) subject to Landlord’s prior review and approval thereof, and (ii) installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building.

3.	Letter of Credit.

3.01

General Provisions. Within 45 days after the date of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s Failure to Comply (as defined in Section 3.02 below) with one or more provisions of this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the ‘‘Letter of Credit”) in the form of Exhibit H hereto and containing the terms required herein or such other form as mutually agreed upon by the parties, in the face amount of $125,345.00 (the ‘‘Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by Wells Fargo, or a financial institution reasonably acceptable to Landlord permitting multiple and partial draws thereon as provided herein. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term or any renewal Term. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension (a “Renewal or Replacement LC”) to Landlord not later than 60 days prior to the expiration date of the Letter of Credit then held by Landlord. Any Renewal or Replacement LC shall comply with all of the provisions of this Section 3, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. Notwithstanding the foregoing, Landlord will have the right to require Tenant to deliver a Renewal or Replacement LC issued in accordance with the above requirements from a different issuer if any of the following events (“Issuer Events”) occur: (i) the Tier-1 Capital Ratio (as defined below) of such issuer subsequently falls below five percent (5%), or (ii) if the issuer becomes subject to an FDIC or similar state or federal receivership or conservatorship and the Letter of Credit is repudiated or terminated in connection therewith, or (iii) the issuer is placed on an FDIC “watch list”, or (iv) if Landlord analyzes such issuer’s capitalization, asset quality, earnings, and/or liquidity and in Landlord’s reasonable discretion, disapproves of such issuer’s financial wherewithal and ability to remain as the issuer of the Letter of Credit. Tenant shall deliver to Landlord a Renewal or Replacement LC within 10 Business Days following Tenant’s receipt (or deemed receipt) from Landlord of notice of the occurrence of such Issuer Event. As used herein, the term “Tier-1 Capital Ratio” shall mean, as to an issuer, the ratio of (x) the sum of common stockholders’ equity, non-cumulative perpetual preferred stock, and minority interests in consolidated subsidiaries, less intangible assets, to (y) total assets, all as calculated pursuant to and in accordance with 12 CFR Part 325, such ratio being a measure of such bank’s or institution’s availability of core capital to satisfy unexpected losses. Upon receipt of a Renewal or Replacement LC, Landlord shall return the original Letter of Credit then held by Landlord to Tenant within 10 Business Days thereafter. In the alternative, Tenant shall have the right to present the Renewal or Replacement LC in person to Landlord at the location where Landlord keeps and maintains its letters of credit in order to effect a simultaneous exchange of the Renewal or Replacement LC with the original Letter of Credit then held by Landlord.

3.02	Drawings under Letter of Credit. If any non-curable default on the part of Tenant shall occur under the Lease or if any curable default on the part of Tenant occurs under the Lease and Tenant shall have failed to cure such default within any applicable notice and cure periods provided under the Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof (any of the foregoing being, for purposes of this Exhibit F, Section 3 only, a “Failure to Comply”), Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit and use all or part of the proceeds to (a) satisfy any amounts due to Landlord from Tenant, and (b) satisfy any other damage, injury, expense or liability caused by Tenant’s Failure to Comply. In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this Section 3 at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 3 (the “LC Proceeds Account”).

3.03

Use of Proceeds by Landlord. The proceeds of the Letter of Credit drawn upon because of Tenant’s Failure to Comply and in accordance with Section 3.02 above shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any Rent payable by Tenant under this Lease that was not paid when due because of Tenant’s Failure to Comply;(b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s Failure to Comply with one or more provisions of this Lease; (c) against any costs incurred by Landlord in connection with the Lease (including attorneys’ fees), provided reimbursement of such costs is provided for under this Lease; and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default, provided the reimbursement of such amount is provided for under this Lease. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within 45 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

3.04	Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Letter of Credit as herein provided, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within 5 Business Days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 3, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute a Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

3.05	Nature of Letter of Credit. Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

EXHIBIT G

NOTICE OF LEASE

Notice is hereby given pursuant to Massachusetts General Laws, Chapter 183, Section 4 of the following lease:

1.	Landlord:	MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company

2.	Tenant:	AKEBIA THERAPEUTICS, INC., a Delaware corporation

3.	Date of Lease:	, 2013.

4.	Premises:	6,837 rentable square feet of space as more particularly described in the Lease on the 11th floor of the office building known as and numbered 245 First Street, Cambridge, Massachusetts 02142. The legal description for the land on which the Building is situated is set forth on Exhibit A attached hereto.

5.	Lease Term:	36 month term.

The foregoing is a summary of certain terms of the Lease for purposes of giving notice thereof, and shall not be deemed to modify or amend the terms of the Lease.

This Notice is executed under seal this             day of     ,             ,         .

LANDLORD:	MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company

By:
Name:
Title:

TENANT:	[insert name of tenant]

By:
Name:
Title:

THE COMMONWEALTH OF MASSACHUSETTS

                    , ss.

On this day of              20    , before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for                      partnership) (as      of                      corporation), (as of limited liability company), (as attorney in fact for                     ).

Notary Public:

My Commission Expires:

THE COMMONWEALTH OF MASSACHUSETTS

                    , ss.

On this day of              20    , before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for                      partnership) (as      of                      corporation), (as of limited liability company), (as attorney in fact for                     ).

Notary Public:

My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT H

FORM OF LETTER OF CREDIT

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., a Delaware limited liability company (“Landlord”) and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), for space in the Office Building located at 245 First Street, Cambridge, Massachusetts 02142. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

[Name of Financial Institution]

Irrevocable Standby Letter of Credit

No.

Issuance Date:

Expiration Date:

Applicant:

Beneficiary

MA-Riverview/245 First Street, L.L.C.

c/o Equity Office

Summer Street, 17th Floor

Boston, Massachusetts 02110

Attention: Property Manager

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of One Hundred Twenty Five Thousand Three Hundred Forty Five and 00/100 U.S. Dollars ($125,345.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between MA-Riverview/245 First Street, L.L.C., a Delaware limited liability company, as landlord, and Akebia Therapeutics, Inc., a Delaware corporation, as tenant, dated November, 2013, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

H-1

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the International Standby Practices (ISP98) ICC Publication No. 590.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                      to the attention of                     .

Very truly yours,

[name]

[title]

H-2